Exhibit 1.01

Exterran Corporation
Conflict Minerals Report

Company and Product Overview

Exterran Corporation is a global market leader in the full-service natural gas compression business and a premier provider of operations, maintenance, service and equipment for oil and natural gas production, processing and transportation applications. We operate in four primary business lines: contract operations, aftermarket services, oil and gas product sales and Belleli EPC product sales. As part of our business, we manufacture products for which gold, tantalum, tin and/or tungsten (collectively, “3TG materials”) are necessary to the functionality or production of our products. We are required to comply with Rule 13p-1 of the Securities Exchange Act of 1934, as amended, as implemented through SEC Form SD (“Rule 13p-1”), which requires, among other things, that we file this Conflict Minerals Report (this “Report”). This Report covers the period from January 1, 2016 through December 31, 2016.

The products we manufacture include the following, many of which we have determined, based on our supplier responses, include 3TG materials:

•	Natural gas compressors;

•
Oil and natural gas production equipment, including filter separators, sand separators, two & three phase separators, slug catchers, vent scrubbers, gas scrubbers, heated separators, glycol dehydrators, JT assemblies, production units, line heaters, coolers, H2S eliminators, BTEX eliminators, vertical and horizontal treaters, condensate stabilizers, vapor recovery equipment, filter separators and sand separators;

•	Natural gas processing systems, including cryogenic systems, JT systems, dewpoint systems and amine systems;

•	Water treatment equipment, including Sabian BWS filters, P-KLONE Hydrocyclone separators, ONYX pumps, Gas Liquid Reactors, REVOLIFT flotation systems and gas flotation tanks;

•
Marine and offshore equipment, including pressure vessels, FPSO (floating production, storage and offloading) process modules, terminal buoys, turrets, natural gas compression units and related equipment;

•
Critical process equipment for refinery and petrochemical facilities, including high-pressure heat exchangers, tubular reactors, urea equipment, ammonia converters, methanol reactors and hydrocracking/hydrotreating reactors; and

•	Evaporators and brine heaters for desalination plants.

Conflict Minerals Program Overview

We have taken a number of steps to implement a conflict minerals compliance program, including:

•	We adopted a conflict minerals policy, which is publicly available on our website at www.exterran.com.

•	We assembled an internal team to support supply chain due diligence.

•	We worked to communicate expectations with regard to supplier performance, transparency and sourcing.

•	Working with our suppliers, we identified many of the smelters or refiners (“SORs”) in our supply chain and plan to take measures intended to increase the supplier response rate for our RCOI process.

•
We compared our reasonable country of origin inquiry (“RCOI”) results with information collected via independent conflict free smelter validation programs such as the Conflict Free Smelter Program sponsored by the Conflict Free Sourcing Initiative (“CFSI”) an initiative of the Electronic Industry Citizenship Coalition and Global e-Sustainability Initiative (“EICC/GeSI”).

•	We report annually, as required by Rule 13p-1, on our sourcing due diligence efforts. This Report and the Form SD of which it is a part are publicly available on our website at www.exterran.com.

Rule 13p-1 requires that we conduct in good faith an RCOI that is reasonably designed to determine whether any of our 3TG materials originated in the Democratic Republic of the Congo or an adjoining country (each, a “covered country”). For 3TG materials that, based on our RCOI, we know originated in, or we have reason to believe may have, originated in, a covered country, Rule 13p-1 requires that we exercise due diligence on the source and chain of custody of such 3TG materials.

Our manufactured products were primarily assembled using components obtained from our suppliers. We are several tiers removed from mining operations and SORs and have no visibility into the upstream supply chain beyond our direct suppliers. We thus had to request our suppliers’ assistance in collecting information regarding the presence of 3TG materials in the components supplied to us and, if present, information regarding the sourcing of such 3TG materials.

Information on the presence and sourcing of 3TG materials in the components supplied to us was collected and stored using an online platform provided by a third party vendor, Source Intelligence (“SI”). This platform utilized the EICC-GeSI Conflict Minerals Due Diligence Template (the “EICC-GeSI Template”), which includes standard supply chain survey and information tracking methods, to determine whether our manufactured products contained 3TG materials minerals necessary to their functionality or production and to perform our RCOI. In an effort to increase awareness among our suppliers of our conflict minerals compliance program, as well as the applicable SEC regulations and related frequently asked questions (FAQs) concerning conflict minerals compliance, SI introduced each of our suppliers to the Conflict Minerals Supplier Resource Center maintained by SI on its website. We undertook this step as an elevated tool to facilitate a deeper understanding of our conflicts minerals program and why we are requesting information from them.

Reasonable Country of Origin Inquiry

For 2016, we identified 1,935 suppliers as having supplied components to us that were included in products we manufactured. An introduction email was sent to each supplier describing the compliance requirements and requesting that the supplier complete the EICC-GeSI Template to provide information regarding the presence and sourcing of any 3TG materials in the components supplied to us. Suppliers that were not able to be reached through email were contacted via telephone or fax. Following the initial introductions to the program and information request, at least three additional requests (via email, telephone or fax) were made to each non-responsive supplier requesting completion of the EICC-GeSI Template. Suppliers that remained non-responsive to these repeated requests were contacted multiple times by email and offered assistance. This assistance included, but was not limited to, further information regarding our 3TG materials compliance program, an explanation of why the information was being collected, a review of how the information would be used and clarification regarding how the supplier could provide the required information.

Suppliers were requested to provide information regarding whether 3TG materials were necessary to the functionality or production of the components supplied to us and whether such 3TG materials were sourced from one of the covered countries. Suppliers were further requested to provide information regarding the source and chain of custody of the 3TG materials, in an attempt to trace the 3TG materials to the SORs in which they were processed.

Supplier responses were evaluated for plausibility, consistency and completeness. Suppliers were contacted to address issues including implausible statements regarding no presence of 3TG materials in the components supplied to us, incomplete data on the EICC-GeSI Template, responses that did not identify SORs, responses indicating the sourcing location without complete supporting information from the supply chain, and organizations that were identified as SORs, but not verified as such through further analysis and research.

Of the 1,935 suppliers we identified as having supplied components to us that were included in products we manufactured, approximately 34% completed the EICC- GeSI Template as requested. Of these responsive suppliers, 88% indicated that one or more of the 3TG materials was necessary to the functionality or production of the components supplied to us. As part of our RCOI efforts, these suppliers were asked to provide information regarding the sourcing of their 3TG materials with the ultimate goal of identifying the corresponding SORs and associated mine countries or region. Based on information provided by these suppliers and additional information maintained by SI on verified SORs, there was an indication of sourcing from a covered country for 63 out of 351 verified SORs. In accordance with Rule 13p-1, we exercised due diligence on the source and chain-of-custody of the 3TG materials sourced from these SORs.

Due Diligence Framework

Design of the Due Diligence Framework
The Company’s due diligence framework has been designed to conform to the due-diligence-related steps of the Organization for Economic Co-Operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Materials from Conflict-Affected and High-Risk Areas, Second Edition.

Description of Due Diligence Measures Performed
There was a significant overlap between our RCOI efforts and our due diligence measures performed on SORs possibly sourcing 3TGs from a covered country. SI collected detailed information regarding the SORs, including SORs in our supply chain identified as possibly sourcing 3TGs from a covered country. SI collected SOR data submitted by our suppliers and compared it against its existing database of SORs, which contains information concerning which companies are exclusively recyclers, mine country of origin information and any “conflict free” certification by a recognized industry group that requires an independent private sector account of the SOR. Where supplier responses to SI’s inquiries listed entities that are not verified SORs, SI sought further clarification. For SORs known or thought to be sourcing 3TGs from a covered country, SI conducted additional investigations to determine the source and chain-of-custody of its 3TGs. SI relied on the following internationally accepted audit standards to determine which SORs are considered “DRC Conflict Free”:

◦	CFSI Conflict-Free Smelter Program;

◦	London Bullion Market Association Good Delivery Program; and

◦	Responsible Jewelry Council Chain-of-Custody Certification.

For SORs not certified by one of these internationally recognized groups, SI attempted to contact the SOR to get more information about their sourcing practices, including the country of origin and transfer and whether there are any internal due diligence procedures in place or other processes the SOR takes to track chain-of-custody or other sources of its 3TG materials. SI also conducted internal research to determine whether there were any outside sources of information regarding the SORs sourcing practices. Up to three additional contact attempts were made by SI to gather information on mine country-of-origin and sourcing practices.

Measures to Address Risks within the Supply Chain

In preparation for the due diligence performed for the reporting period, the Company worked with SI to improve the processes implemented last year. The Company intends to continue its due diligence efforts on the source and supply chain of its conflict minerals and to mitigate the risk that its conflict minerals benefit armed groups in the covered countries, including by working with SI to continue providing assistance and education for conflict minerals programs for our suppliers so that the compliance requirements can flow to more levels of our supply chain.

TABLE 1
Smelter/Refiner Disclosure

Set forth below are the known SORs that processed the 3TG materials present in our manufactured products and the possible countries of origin of such 3TG materials. The Company’s efforts to determine the mine or location of origin of these 3TGs are described above in this Conflicts Minerals Report.

Metal	Official Smelter Name	CFSI Smelter ID	Smelter Country
Gold	Abington Reldan Metals, LLC	CID002708	United States
Gold	Advanced Chemical Company	CID000015	United States
Gold	Aida Chemical Industries Co., Ltd.	CID000019	Japan
Gold	Aktyubinsk Copper Company TOO		Kazakhstan
Gold	Al Etihad Gold	CID002560	United Arab Emirates
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	Uzbekistan
Gold	AngloGold Ashanti	CID000058	Brazil
Gold	Argor-Heraeus SA	CID000077	Switzerland
Gold	Asahi Pretec Corporation	CID000082	Japan
Gold	Asahi Refining Canada Limited	CID000924	Canada
Gold	Asahi Refining USA Inc.	CID000920	United States
Gold	Asaka Riken Co., Ltd.	CID000090	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103	Turkey
Gold	AU Traders and Refiners (Pty) Ltd	CID002850	South Africa
Gold	Aurubis AG	CID000113	Germany
Gold	Bangalore Refinery	CID002863	India
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	Philippines
Gold	Boliden AB	CID000157	Sweden
Gold	C. Hafner GmbH + Co. KG	CID000176	Germany
Gold	Caridad	CID000180	Mexico
Gold	CCR Refinery - Glencore Canada Corporation	CID000185	Canada
Gold	Cendres + Métaux SA	CID000189	Switzerland
Gold	Changcheng Gold & Silver Refining Factory		China
Gold	Chimet S.p.A.	CID000233	Italy
Gold	China Gold International Resources Corp. Ltd		China
Gold	Chugai Mining	CID000264	Japan
Gold	Daejin Indus Co., Ltd.	CID000328	Korea, Republic of
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343	China
Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867	Germany
Gold	DODUCO GmbH	CID000362	Germany
Gold	Dowa	CID000401	Japan

Metal	Official Smelter Name	CFSI Smelter ID	Smelter Country
Gold	DSC (Do Sung Corporation)	CID000359	Korea, Republic of
Gold	Eco-System Recycling Co., Ltd.	CID000425	Japan
Gold	Elemetal Refining, LLC	CID001322	United States
Gold	Emirates Gold DMCC	CID002561	United Arab Emirates
Gold	Fidelity Printers and Refiners Ltd.	CID002515	Zimbabwe
Gold	Gannon & Scott		United States
Gold	Gansu Seemine Material Hi-Tech Co Ltd	CID000522	China
Gold	Geib Refining Corporation	CID002459	United States
Gold	Gold Refinery of Zijin Mining Group Co., Ltd	CID002243	China
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909	China
Gold	Guangdong Jinding Gold Limited	CID002312	China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671	China
Gold	Harmony Gold Mining Company Limited		South Africa
Gold	Heimerle + Meule GmbH	CID000694	Germany
Gold	Henan Yuguang Gold & Lead Co., Ltd.		China
Gold	Heraeus Metals Hong Kong Ltd	CID000707	China
Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711	Germany
Gold	HOMESTAKE MINING COMPANY		Canada
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767	China
Gold	HwaSeong CJ Co. Ltd	CID000778	Korea, Republic of
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	China
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	Japan
Gold	Istanbul Gold Refinery	CID000814	Turkey
Gold	Italpreziosi S.p.A.		Italy
Gold	Japan Mint	CID000823	Japan
Gold	Jiangxi Copper Company Limited	CID000855	China
Gold	Jinlong Copper Co., Ltd.		China
Gold	Johnson Matthey Chemicals Ltd.		United Kingdom
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	Russian Federation
Gold	JSC Uralelectromed	CID000929	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	Japan
Gold	Kaloti Precious Metals	CID002563	United Arab Emirates
Gold	Kazzinc	CID000957	Kazakhstan

Metal	Official Smelter Name	CFSI Smelter ID	Smelter Country
Gold	Kennecott Utah Copper LLC	CID000969	United States
Gold	KGHM Polska Miedž Spółka Akcyjna	CID002511	Poland
Gold	Kojima Chemicals Co., Ltd.	CID000981	Japan
Gold	Korea Zinc Co., Ltd.	CID002605	Korea, Republic of
Gold	Kyrgyzaltyn JSC	CID001029	Kyrgyzstan
Gold	L'azurde Company For Jewelry	CID001032	Saudi Arabia
Gold	Lingbao Gold Company Ltd.	CID001056	China
Gold	Lingbao Jinyuan Mining Co., Ltd.		China
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CID001058	China
Gold	Linglong Gold mine		China
Gold	L'Orfebre S.A.	CID002762	Andorra
Gold	LS-NIKKO Copper Inc.	CID001078	Korea, Republic of
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093	China
Gold	Materion	CID001113	United States
Gold	Matsuda Sangyo Co., Ltd.	CID001119	Japan
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	Singapore
Gold	Metalor Technologies (Suzhou) Co Ltd	CID001147	China
Gold	Metalor Technologies SA	CID001153	Switzerland
Gold	Metalor USA Refining Corporation	CID001157	United States
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	CID001161	Mexico
Gold	Minsur		Peru
Gold	Mitsubishi Materials Corporation	CID001188	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	Japan
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	India
Gold	Modeltech Sdn Bhd	CID002857	Malaysia
Gold	Morris and Watson	CID002282	New Zealand
Gold	Morris and Watson Gold Coast	CID002866	Australia
Gold	Moscow Special Alloys Processing Plant	CID001204	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	CID001220	Turkey
Gold	Navoi Mining and Metallurgical Combinat	CID001236	Uzbekistan
Gold	Nihon Material Co., Ltd.	CID001259	Japan
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	Austria
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	Japan

Metal	Official Smelter Name	CFSI Smelter ID	Smelter Country
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326	Russian Federation
Gold	OJSC Kolyma Refinery		Russian Federation
Gold	OJSC Novosibirsk Refinery	CID000493	Russian Federation
Gold	PAMP S.A.	CID001352	Switzerland
Gold	Pease & Curren	CID002872	United States
Gold	Penglai Penggang Gold Industry Co Ltd	CID001362	China
Gold	Philippine Associated Smelting and Refining Corporation		Philippines
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk	CID001397	Indonesia
Gold	PX Precinox SA	CID001498	Switzerland
Gold	Rand Refinery (Pty) Ltd.	CID001512	South Africa
Gold	Remondis Argentia B.V.	CID002582	Netherlands
Gold	Republic Metals Corporation	CID002510	United States
Gold	Rio Tinto Group		United Kingdom
Gold	Royal Canadian Mint	CID001534	Canada
Gold	SAAMP	CID002761	France
Gold	Sabin Metal Corp.	CID001546	United States
Gold	SAFINA, a.s	CID002290	Czech Republic
Gold	Sai Refinery	CID002853	India
Gold	Samduck Precious Metals	CID001555	Korea, Republic of
Gold	SAMWON METALS Corp.	CID001562	Korea, Republic of
Gold	SAXONIA Edelmetalle GmbH	CID002777	Germany
Gold	Schone Edelmetaal B.V.	CID001573	Netherlands
Gold	SEMPSA Joyería Platería SA	CID001585	Spain
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	China
Gold	Singway Technology Co., Ltd.	CID002516	Taiwan
Gold	So Accurate Group, Inc.	CID001754	United States
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	Russian Federation
Gold	Solar Applied Materials Technology Corp.	CID001761	Taiwan
Gold	Sudan Gold Refinery	CID002567	Sudan
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	Japan
Gold	Sungeel Hitech Co., Ltd.	CID002918	Korea, Republic of

Metal	Official Smelter Name	CFSI Smelter ID	Smelter Country
Gold	T.C.A S.p.A	CID002580	Italy
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	Japan
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CID001916	China
Gold	Tokuriki Honten Co., Ltd.	CID001938	Japan
Gold	TongLing Nonferrous Metals Group Holdings Co., Ltd.	CID001947	China
Gold	Tony Goetz NV	CID002587	Belgium
Gold	Torecom	CID001955	Korea, Republic of
Gold	Umicore Brasil Ltda.	CID001977	Brazil
Gold	Umicore Precious Metals Thailand	CID002314	Thailand
Gold	Umicore SA Business Unit Precious Metals Refining	CID001980	Belgium
Gold	United Precious Metal Refining, Inc.	CID001993	United States
Gold	Universal Precious Metals Refining Zambia	CID002854	Zambia
Gold	Valcambi SA	CID002003	Switzerland
Gold	Western Australian Mint trading as The Perth Mint	CID002030	Australia
Gold	WIELAND Edelmetalle GmbH	CID002778	Germany
Gold	Yamamoto Precious Metal Co., Ltd.	CID002100	Japan
Gold	Yokohama Metal Co., Ltd.	CID002129	Japan
Gold	Yunnan Copper Industry Co Ltd	CID000197	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	China
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211	China
Tantalum	Conghua Tantalum and Niobium Smeltry	CID000291	China
Tantalum	D Block Metals, LLC	CID002504	United States
Tantalum	Duoluoshan	CID000410	China
Tantalum	Exotech Inc.	CID000456	United States
Tantalum	F&X Electro-Materials Ltd.	CID000460	China
Tantalum	FIR Metals & Resource Ltd.	CID002505	China
Tantalum	Global Advanced Metals Aizu	CID002558	Japan
Tantalum	Global Advanced Metals Boyertown	CID002557	United States
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CID000616	China
Tantalum	H.C. Starck Co., Ltd.	CID002544	Thailand
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547	Germany
Tantalum	H.C. Starck Inc.	CID002548	United States
Tantalum	H.C. Starck Ltd.	CID002549	Japan
Tantalum	H.C. Starck Smelting GmbH & Co. KG	CID002550	Germany

Metal	Official Smelter Name	CFSI Smelter ID	Smelter Country
Tantalum	H.C. Starck Tantalum and Niobium GmbH	CID002545	Germany
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	China
Tantalum	Hi-Temp Specialty Metals, Inc.	CID000731	United States
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	China
Tantalum	Jiangxi Tuohong New Raw Material	CID002842	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	China
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CID000917	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	China
Tantalum	KEMET Blue Metals	CID002539	Mexico
Tantalum	Kemet Blue Powder	CID002568	United States
Tantalum	King-Tan Tantalum Industry Ltd.	CID000973	China
Tantalum	LSM Brasil S.A.	CID001076	Brazil
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	India
Tantalum	Mineração Taboca S.A.	CID001175	Brazil
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192	Japan
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	China
Tantalum	NPM Silmet AS	CID001200	Estonia
Tantalum	Power Resources Ltd	CID002847	Macedonia, The Former Yugoslav Republic Of
Tantalum	QuantumClean	CID001508	United States
Tantalum	Resind Indústria e Comércio Ltda.	CID002707	Brazil
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CID001522	China
Tantalum	Solikamsk Magnesium Works OAO	CID001769	Russian Federation
Tantalum	Taki Chemical Co., Ltd.	CID001869	Japan
Tantalum	Telex Metals	CID001891	United States
Tantalum	Tranzact, Inc.	CID002571	United States
Tantalum	Ulba Metallurgical Plant JSC	CID001969	Kazakhstan
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	CID002508	China
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CID002307	China
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CID002232	China
Tin	5NPLUS		Canada
Tin	Alpha	CID000292	United States
Tin	An Thai Minerals Company Limited	CID002825	Viet Nam
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703	Viet Nam
Tin	Aoki Laboratories Ltd.		United States

Metal	Official Smelter Name	CFSI Smelter ID	Smelter Country
Tin	C. Hafner GmbH + Co. KG		Germany
Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited	CID000228	China
Tin	China Tin Group Co., Ltd.	CID001070	China
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CID000278	China
Tin	Complejo Metalurgico Vinto S.A.		Bolivia
Tin	Cooperativa Metalurgica de Rondônia Ltda.	CID000295	Brazil
Tin	CV Ayi Jaya	CID002570	Indonesia
Tin	CV Dua Sekawan	CID002592	Indonesia
Tin	CV Gita Pesona	CID000306	Indonesia
Tin	CV Nurjanah		Indonesia
Tin	CV Serumpun Sebalai	CID000313	Indonesia
Tin	CV Tiga Sekawan	CID002593	Indonesia
Tin	CV United Smelting	CID000315	Indonesia
Tin	CV Venus Inti Perkasa	CID002455	Indonesia
Tin	Dowa	CID000402	Japan
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572	Viet Nam
Tin	Elmet S.A. de C.V.		Mexico
Tin	Elmet S.L.U.	CID002774	Spain
Tin	EM Vinto	CID000438	Bolivia
Tin	Estanho de Rondônia S.A.	CID000448	Brazil
Tin	Fenix Metals	CID000468	Poland
Tin	Gejiu Fengming Metallurgy Chemical Plant	CID002848	China
Tin	Gejiu Jinye Mineral Company	CID002859	China
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	China
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	China
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CID002849	China
Tin	Huaxi Liuzhou smelter		China
Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844	China
Tin	Huichang Jinshunda Tin Co. Ltd	CID000760	China
Tin	Jean Goldschmidt International SA		Belgium
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CID000244	China
Tin	JX Nippon Mining & Metals Co., Ltd.		Japan

Metal	Official Smelter Name	CFSI Smelter ID	Smelter Country
Tin	LotusMetal		Brazil
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468	Brazil
Tin	Malaysia Smelting Corporation (MSC)	CID001105	Malaysia
Tin	Melt Metais e Ligas S.A.	CID002500	Brazil
Tin	Metallic Resources, Inc.	CID001142	United States
Tin	Metallo-Chimique N.V.	CID002773	Belgium
Tin	Mineração Taboca S.A.	CID001173	Brazil
Tin	Minsur	CID001182	Peru
Tin	Mitsubishi Materials Corporation	CID001191	Japan
Tin	Modeltech Sdn Bhd	CID002858	Malaysia
Tin	Nankang Nanshan Tin Co., Ltd.	CID001231	China
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	Viet Nam
Tin	Northern Smelter		Australia
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	Thailand
Tin	O.M. Manufacturing Philippines, Inc.	CID002517	Philippines
Tin	Operaciones Metalurgical S.A.	CID001337	Bolivia
Tin	PT Aries Kencana Sejahtera	CID000309	Indonesia
Tin	PT Artha Cipta Langgeng	CID001399	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	CID002503	Indonesia
Tin	PT Babel Inti Perkasa	CID001402	Indonesia
Tin	PT Bangka Prima Tin	CID002776	Indonesia
Tin	PT Bangka Tin Industry	CID001419	Indonesia
Tin	PT Belitung Industri Sejahtera	CID001421	Indonesia
Tin	PT Bukit Timah	CID001428	Indonesia
Tin	PT Cipta Persada Mulia	CID002696	Indonesia
Tin	PT DS Jaya Abadi	CID001434	Indonesia
Tin	PT Eunindo Usaha Mandiri	CID001438	Indonesia
Tin	PT Inti Stania Prima	CID002530	Indonesia
Tin	PT Karimun Mining	CID001448	Indonesia
Tin	PT Kijang Jaya Mandiri	CID002829	Indonesia
Tin	PT Lautan Harmonis Sejahtera	CID002870	Indonesia
Tin	PT Menara Cipta Mulia	CID002835	Indonesia
Tin	PT Mitra Stania Prima	CID001453	Indonesia
Tin	PT O.M. Indonesia	CID002757	Indonesia

Metal	Official Smelter Name	CFSI Smelter ID	Smelter Country
Tin	PT Panca Mega Persada	CID001457	Indonesia
Tin	PT Prima Timah Utama	CID001458	Indonesia
Tin	PT Refined Bangka Tin	CID001460	Indonesia
Tin	PT Sariwiguna Binasentosa	CID001463	Indonesia
Tin	PT Stanindo Inti Perkasa	CID001468	Indonesia
Tin	PT Sukses Inti Makmur	CID002816	Indonesia
Tin	PT Sumber Jaya Indah	CID001471	Indonesia
Tin	PT TAMBANG TIMAH		Indonesia
Tin	PT Timah (Persero) Tbk Kundur	CID001477	Indonesia
Tin	PT Timah (Persero) Tbk Mentok	CID001482	Indonesia
Tin	PT Tinindo Inter Nusa	CID001490	Indonesia
Tin	PT Tirus Putra Mandiri	CID002478	Indonesia
Tin	PT Tommy Utama	CID001493	Indonesia
Tin	PT WAHANA PERKIT JAYA	CID002479	Indonesia
Tin	Resind Indústria e Comércio Ltda.	CID002706	Brazil
Tin	Rui Da Hung	CID001539	Taiwan
Tin	Shangrao Xuri Smelting Factory		China
Tin	Soft Metais Ltda.	CID001758	Brazil
Tin	Sungeel Hitech Co., Ltd.		Korea, Republic of
Tin	Thaisarco	CID001898	Thailand
Tin	Tokuriki Honten Co., Ltd.		Japan
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574	Viet Nam
Tin	VQB Mineral and Trading Group JSC	CID002015	Viet Nam
Tin	White Solder Metalurgia e Mineração Ltda.	CID002036	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CID002158	China
Tin	Yunnan Tin Group (Holding) Company Limited	CID002180	China
Tin	Yuntinic Chemical GmbH		Germany
Tungsten	A.L.M.T. Corp.	CID000004	Japan
Tungsten	ACL Metais Eireli	CID002833	Brazil
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	Viet Nam
Tungsten	Buffalo Tungsten		United States
Tungsten	Changsha South Tantalum Niobium Co., Ltd.		China
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	China

Metal	Official Smelter Name	CFSI Smelter ID	Smelter Country
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CID000345	China
Tungsten	DODUCO GmbH		Germany
Tungsten	Exotech Inc.		United States
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CID000499	China
Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.		China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	China
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CID002536	China
Tungsten	Global Tungsten & Powders Corp.	CID000568	United States
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	China
Tungsten	H.C. Starck Smelting GmbH & Co. KG	CID002542	Germany
Tungsten	H.C. Starck Tungsten GmbH	CID002541	Germany
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CID002579	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769	China
Tungsten	Hydrometallurg, JSC	CID002649	Russian Federation
Tungsten	Japan New Metals Co., Ltd.	CID000825	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	China
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CID002647	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	China
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CID002535	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	China
Tungsten	Kennametal Fallon	CID000966	United States
Tungsten	Kennametal Huntsville	CID000105	United States
Tungsten	Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd.		China
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	China
Tungsten	Moliren OOO	CID002845	Russian Federation
Tungsten	Niagara Refining LLC	CID002589	United States
Tungsten	Nippon Tungsten (Shanghai) Commerce Co., Ltd.		Japan
Tungsten	Nippon Tungsten Co., Ltd.		Japan

Metal	Official Smelter Name	CFSI Smelter ID	Smelter Country
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	CID002543	Viet Nam
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827	Philippines
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CID002815	China
Tungsten	TaeguTec Ltd.		Korea, Republic of
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	CID001889	Viet Nam
Tungsten	Unecha Refractory Metals Plant	CID002724	Russian Federation
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	CID002011	Viet Nam
Tungsten	Wolfram Bergbau und Hütten AG	CID002044	Austria
Tungsten	Woltech Korea Co., Ltd.	CID002843	Korea, Republic of
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	China
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	China
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CID002830	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CID002095	China

Countries of possible sourcing:
Argentina, Armenia, Australia, Austria, Belarus, Belgium, Bolivia, Brazil, Burundi, Canada, Chile, China, DRC- Congo (Kinshasa), Estonia, France, Ethiopia, Germany, Ghana, Greece, Guinea, Guyana, Hong Kong, India, Indonesia, Italy, Japan, Jersey, Kazakhstan, Kyrgyzstan, Laos, Malaysia, Mali, Mexico, Mongolia, Morocco, Mozambique, Myanmar, Namibia, Netherlands, Niger, Nigeria, Papua New Guinea, Peru, Philippines, Poland, Portugal, Romania, Russia, Rwanda, Saudi Arabia, Sierra Leone, Singapore, South Africa, South Korea, Spain, Suriname, Sweden, Switzerland, Taiwan, Tajikistan, Tanzania, Thailand, Turkey, United Arab Emirates, United Kingdom, United States, Uzbekistan, Vietnam, Zambia, Zimbabwe.

Independent Private Sector Audit
We have determined that a private sector audit is not required under Rule 13p-1 for 2016.